Exhibit 10.48

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is dated as of December 3, 2012 (the “Effective Date”), and is made by and among AV Homes, Inc. (the “Company”) and Roger Cregg (“Executive”).

WHEREAS, the Company desires for Executive to be employed as Chief Executive Officer of the Company, and Executive desires to accept employment, subject to and on the terms and conditions set forth in this Agreement; and

WHEREAS, both the Company and Executive have read and understood the terms and provisions set forth in this Agreement and have been afforded a reasonable opportunity to review this Agreement with their respective legal counsel.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive and the Company hereby agree as follows:

1. Employment. Subject to the terms and conditions of this Agreement, the Company shall employ Executive as its President and Chief Executive Officer.

2. Term; Position and Responsibilities.

(a) Term. Executive’s employment with the Company is “at will,” meaning that either Executive or the Company may terminate Executive’s employment at any time and for any reason, with or without cause. In the event of any such termination of employment, this Agreement will terminate other than with respect to those provisions that are intended to survive beyond any such termination, which provisions shall survive in accordance with their terms.

(b) Position and Responsibilities. While Executive is employed by the Company (such period of employment, the “Term”), Executive shall serve as President and Chief Executive Officer of the Company. Executive shall have such duties and responsibilities as are customarily assigned to individuals serving in such position, and such other duties consistent with Executive’s position as the Board of Directors of the Company (the “Board”) specifies from time to time. Executive shall devote substantially all of his business time and attention to the performance of such duties and responsibilities provided, that, Executive shall not be prohibited from (i) performing services for any charitable, religious or community organizations, or (ii) serving on the board of directors of any entity that is not a competitor of the Company, so long as such services do not, individually or in the aggregate, materially interfere with the performance of Executive’s duties hereunder.

3. Compensation.

(a) Base Salary. Commencing on the Effective Date the Company shall pay Executive an annualized base salary of $400,000, which shall be paid in periodic installments on the Company’s regular payroll dates, but in no event less frequently than monthly (“Base Salary”). Beginning in 2014, Base Salary shall be subject to annual review by the Board and may be increased and decreased pursuant to such review.

(b) Annual Target Bonus. For each calendar year of the Term that commences after December 31, 2012, Executive shall be eligible to receive a bonus (the “Bonus”), which shall be targeted at 125% of Base Salary, in effect on the last day of such calendar year (the “Target Bonus”). The actual amount of Executive’s Bonus, as determined under this Section 3(b), shall depend upon the level of Performance Targets (as defined below) that are achieved by the Executive as determined in good faith by the Compensation Committee. “Performance Targets” means the performance goals and the corresponding amount(s) of the Bonus, that are established by the Compensation Committee (the “Compensation Committee”) of the Board before the commencement of the calendar year to which such Performance Targets relate. With respect to the determination of the Bonus pursuant to this Section 3(b): (i) if 100% of the target goals are achieved in a given year the Bonus shall be equal to the Target Bonus; and (ii) if the Company’s achievement of the performance goals for the applicable year is less than 100% of target goals, the Bonus shall be calculated by mathematical interpolation (provided, however, that the Compensation Committee may determine a minimum level of performance goals, below which no portion of the Bonus will be paid. Any Bonus that becomes payable pursuant to this Section 3(b) shall be paid to Executive no later than 60 days following the end of the applicable calendar year provided Executive is continuously employed by the Company through the last day of the calendar year to which the Bonus relates.

4. Equity.

(a) Initial Stock Grant. On the Effective Date the Company shall issue Executive (the “Initial Grant”) a number of shares of common stock of the Company (“Common Stock”) calculated by dividing $200,000 by the closing price of a share of Common Stock on the Effective Date (the “Closing Price”). The Initial Grant shall be immediately fully vested and governed by the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan (2011 Restatement) (the “CAP Plan”).

(b) Grant of Performance Vested Restricted Stock. Effective as of the Effective Date, the Company shall grant to Executive a number of restricted shares of Common Stock calculated by dividing $200,000 by the Closing Price (the “Performance Shares”). Upon Executive attaining certain performance goals that shall be set by the Compensation Committee no later than December 31, 2012, one-quarter (25%) of the Performance Shares will vest (and the restrictions on such vested shares shall lapse) on each of the following vesting dates: (i) December 31, 2013, (ii) December 31, 2014, (iii) December 31, 2015, and (iv) December 31, 2016, provided that Executive remains continuously employed by the Company through each vesting date. The determination of whether the Stock Performance targets are met shall be determined in good faith by the Compensation Committee. To the extent the performance goals are not met, any unvested Performance Shares will lapse. The Performance Shares shall be governed by the CAP Plan and the award agreement that Executive and the Company shall enter into, the terms of which shall be consistent with this Section 4(b).

(c) Grant of Time Vested Restricted Stock. Effective as of the Effective Date, the Company shall grant to Executive a number of restricted shares of Common Stock of calculated by dividing $400,000 by the Closing Price (the “Award Shares”). The Award Shares

shall be governed by the CAP Plan and the award agreement that Executive and the Company shall enter into as of the date of grant, the terms of which shall be consistent with this Section 4(c). The Award Shares shall vest, and all restrictions on such restricted shares shall lapse, as follows: (i) one-half (1/2) of the Award Shares shall vest on December 31, 2013, and (ii) one-half (1/2) of the Award Shares shall vest on December 31, 2014, provided Executive is continuously employed by the Company through each vesting date.

(d) Annual Stock Bonus. For each calendar year of the Company commencing after December 31, 2013, Executive shall be eligible to receive shares of Common Stock and restricted Common Stock (the “Stock Bonus”) upon Executive meeting certain performance goals (“Performance Goals”) that shall be established by the Compensation Committee before the commencement of the calendar year to which such Stock Performance Targets relate (the “Performance Year”). The Stock Bonus shall have a targeted amount equal to two hundred percent (200%) of Base Salary effect on the last day of the applicable Performance Year (the “Performance End Date”), divided by the average closing price of a share of Common Stock on the last 20 trading days of such Performance Year. The actual amount of Executive’s Stock Bonus shall depend upon the level of Stock Performance Targets that are achieved by the Executive. The determination of whether the Stock Performance targets are met and the amount of Stock Bonus to be paid to Executive shall be determined in good faith by the Compensation Committee. The Stock Bonus with respect to a Performance Year shall be awarded to Executive no later than 60 days following the end such Performance Year, provided Executive remains continuously employed though such date. The Stock Bonus shall vest (and the restrictions on such vested shares shall lapse) as follows: (i) one quarter (25%) of the Stock Bonus shall vest upon the date the Stock Bonus is awarded, (ii) one quarter (25%) of the Stock Bonus shall vest on the first anniversary of the Performance End Date, (ii) one quarter (25%) of the Stock Bonus shall vest on the second anniversary of the Performance End Date, and (iii) one quarter (25%) of the Stock Bonus shall vest on the third anniversary of the Performance End Date, provided that Executive remains continuously employed by the Company through each vesting date. The Restricted Stock Bonus shall be governed by the CAP Plan and the award agreement that Executive and the Company shall enter into, the terms of which shall be consistent with this Section 4(d).

(e) Minimum Shareholding. Executive shall be required at all times to hold a number of vested shares of Common Stock having a fair market value equal to or greater than three times his Base Salary (the “Minimum Shareholding Requirement”); provided, however, that the Minimum Shareholding Requirement shall not be in effect until the first time that Executive holds Common Stock having such a fair market value (i.e., when a sufficient number of shares of the Common stock granted pursuant to this Agreement have vested such that he owns (together with any Common Stock that he purchases) Common Stock having a fair market value equal to or greater than three times his Base Salary). Prior to exceeding the threshold, Executive may not sell or otherwise dispose of any shares of Common Stock, and any such sale or other disposition of his shares of Common Stock shall be null and void. In addition, once Executive is required to maintain the Minimum Shareholding Requirement, the portion of any sale or other disposition of his shares of Common Stock that would result in Executive falling below the Minimum Shareholding Requirement shall be null and void. Executive hereby acknowledges and agrees that he shall promptly execute any reasonable documentation required by the Company to establish that he is subject to the Shareholding Requirement.

Notwithstanding anything to the contrary elsewhere, it shall not be a violation of this Section 4(d) for Executive to sell shares of Common Stock (including where the Company withholds a sufficient number of shares of Common Stock upon the vesting of any equity award) to pay any tax liability resulting from the vesting of any equity award.

(f) Change in Control or Material Capital Transaction. Notwithstanding anything to the contrary in the CAP Plan or an award agreement, in the event of the occurrence of a Change in Control (as defined in the CAP Plan) the restricted stock issued pursuant to this Section 4 shall vest in full as of the date of the Change in Control.

5. Employee Benefits. During the Term, Executive and his eligible dependents shall be entitled to participate in all employee benefit plans and arrangements for executive officers, on terms and conditions set forth in such programs and plans, as may be amended from time to time.

6. Expenses; Vacation; Legal Fees

(a) Business Travel, Lodging, etc. The Company shall reimburse Executive for reasonable travel, lodging, meal and other reasonable expenses incurred by Executive in connection with the performance of services hereunder upon submission of evidence, satisfactory to the Company, of the incurrence and purpose of each such expense and otherwise in accordance with the Company’s expense substantiation policy applicable to its employees as in effect from time to time.

(b) Vacation. During the Term, Executive shall be entitled to 20 business days of paid vacation per calendar year, without carryover accumulation. If Executive’s employment is terminated for any reason by either Party, any unused vacation will be forfeited.

(c) Legal Fees. The Company shall pay or reimburse Executive for all attorneys’ fees and other charges of counsel reasonably incurred by Executive in connection with the negotiation and execution of this Agreement and related agreements and arrangements, promptly upon presentation of appropriate supporting documentation and in accordance with the expense reimbursement policy of the Company.

7. Termination of Employment. Executive’s employment hereunder may be terminated by either Party at any time and for any reason (or no reason). Upon termination of Executive’s employment, Executive shall be entitled to any accrued and unpaid Base Salary. As of the effective date of Executive’s termination of employment with the Company, Executive shall resign, in writing, from all positions then held by Executive with the Company and its affiliates, unless otherwise requested by the Company. As used in this Agreement, the term “Date of Termination” shall mean (i) if Executive’s employment is terminated by Executive’s death, the date of Executive’s death; (ii) if Executive’s employment is terminated by the Company or by Executive for any other reason, the date on which the terminating party(ies) notifies the other party in writing.

8. Restrictive Covenants.

(a) Unauthorized Disclosure. During the Term and following any termination thereof, without the prior written consent of the Company, except to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency, in which event Executive shall use his best efforts to consult with the Company prior to responding to any such order or subpoena, and except as required in performance of Executive’s duties hereunder, Executive shall not disclose any confidential or proprietary trade secrets, customer lists, drawings, designs, marketing plans, management organization information (including, but not limited to, data and other information relating to members of the Board or the Company or any of their affiliates or to the management of the Company or any of their affiliates), operating policies or manuals, business plans, financial records, or other financial, commercial, business or technical information (i) relating to the Company or any of their affiliates; or (ii) that the Company or any of their affiliates may receive belonging to customers or others who do business with the Company or any of their affiliates (collectively, “Confidential Information”) to any third Person (as defined below) unless such Confidential Information has been previously disclosed to the public generally or is in the public domain, in each case, other than by reason of Executive’s breach of this Section 8(a).

(b) Non-Competition. During the period beginning on the date hereof and ending on the first anniversary of the Date of Termination (the “Restriction Period”), Executive shall not, directly or indirectly, own any interest in, operate, join, control or participate as a partner, shareholder, member, director, manager, officer, or agent of, enter into the employment of, act as a consultant to, or perform any services for any entity that is in competition with the business of the Company or any of their affiliates within 100 miles of any jurisdiction in which the Company or any of their affiliates is engaged, or in which any of the foregoing has documented plans to become engaged of which Executive has knowledge at the time of Executive’s termination of employment; provided, however, that it shall not be a violation of this Section 8(b) if the Executive owns less than 5% (as a passive investment) in any public company.

(c) Non-Solicitation of Employees. During the Restriction Period, Executive shall not, directly or indirectly, for Executive’s own account or for the account of any other natural person, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity (each, a “Person”) in any jurisdiction in which the Company or any of their affiliates has commenced or has made plans to commence operations during the Term, (i) solicit for employment, employ or otherwise interfere with the relationship of the Company or any of their affiliates with any natural person throughout the world who is or was employed by or otherwise engaged to perform services for the Company or any of their affiliates at any time during the Term; or (ii) induce any employee of the Company or any of their affiliates to engage in any activity which Executive is prohibited from engaging in under any of this Section 8 or to terminate such employee’s employment with the Company or such affiliate.

(d) Non-Solicitation of Business Relationships. During the Restriction Period, Executive shall not, directly or indirectly, for Executive’s own account or for the account of any other Person, in any jurisdiction in which the Company or any of their affiliates has commenced or made plans to commence operations, solicit, interfere with, or otherwise attempt to establish any business relationship of a nature that is competitive with the business or relationship of the Company or any of their affiliates with any Person throughout the world which is or was a customer, client, distributor, supplier or vendor of the Company or any of their affiliates at any time during the Term.

(e) Nondisparagement. Executive agrees that he will not, directly or indirectly, engage in any conduct or make any statement disparaging or criticizing in any way the Company or any of their affiliates or any of their personnel, nor shall he, directly or indirectly, engage in any other conduct or make any other statement that could be reasonably expected to impair the goodwill of the Company or any of their affiliates or the reputation of the Company or any of their affiliates, in each case except to the extent required by law (and then only after consultation with the Company to the extent possible) or to enforce the terms of this Agreement.

(f) Return of Documents. In the event of the termination of Executive’s employment, Executive shall deliver to the Company (i) all property of the Company and any of their affiliates then in Executive’s possession; and (ii) all documents and data of any nature and in whatever medium of the Company and any of their affiliates, and Executive shall not take with Executive any such property, documents or data or any reproduction thereof, or any documents containing or pertaining to any Confidential Information.

(g) Confidentiality of Agreement. The parties to this Agreement agree not to disclose its terms to any Person, other than their attorneys, accountants, financial advisors or, in Executive’s case, members of Executive’s immediate family or, in the Company’s case, for any reasonable purpose that is reasonably related to its business operations; provided, that this Section 8(g) shall not be construed to prohibit any disclosure required by law or in any proceeding to enforce the terms and conditions of this Agreement.

(h) Cooperation. Executive agrees that at all times following the termination of his employment, he will cooperate in all reasonable respects with the Company and their affiliates in connection with any and all existing or future litigation, actions or proceedings (whether civil, criminal, administrative, regulatory or otherwise) brought by or against the Company or any of their affiliates, to the extent the Company reasonably deems Executive’s cooperation necessary. The Company shall reimburse Executive for all reasonable out-of-pocket expenses incurred by Executive as a result of such cooperation.

9. Certain Acknowledgments; Injunctive Relief with Respect to Covenants; Company Non-Disparagement.

(a) Certain Acknowledgements. Executive acknowledges and agrees that Executive will have a prominent role in the development of the goodwill of the Company and their affiliates, and has and will establish and develop relations and contacts with the principal business relationships of the Company and their affiliates in the United States of America and the rest of the world, all of which constitute valuable goodwill of, and could be used by Executive to compete unfairly with the Company or such affiliates and that (i) in the course of Executive’s employment with the Company, Executive will obtain confidential and proprietary information and trade secrets concerning the business and operations of the Company and their affiliates in the United States of America and the rest of the world that could be used to compete unfairly with the Company and their affiliates; (ii) the covenants and restrictions contained in

Section 8 are intended to protect the legitimate interests of the Company and their affiliates in their respective goodwill, trade secrets and other confidential and proprietary information; and (iii) Executive desires to be bound by such covenants and restrictions.

(b) Injunctive Relief. Executive acknowledges and agrees that the covenants, obligations and agreements of Executive contained in Section 8 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants, obligations or agreements will cause the Company and their affiliates irreparable injury for which adequate remedies are not available at law. Therefore, Executive agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) to restrain Executive from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies the Company may have.

(c) Nondisparagement. The Company agrees that it shall not, directly or indirectly, engage in any conduct or make any statement disparaging or criticizing Executive in any way, nor shall it engage in any other conduct or make any other statement that could be reasonably expected to impair Executive’s goodwill or reputation, except to the extent required by law, and then only after consultation with Executive to the extent possible, or to enforce the terms of this Agreement.

10. Tax Matters.

(a) Tax Withholding. All taxable compensation payable to Executive pursuant to this Agreement shall be subject to any applicable withholding taxes and such other taxes as are required under Federal law or the law of any state or governmental body to be collected with respect to compensation paid by the Company to Executive.

(b) Section 409A. The intent of the parties is that payments and benefits under this Agreement comply with section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent subject thereto, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, Executive shall not be considered to have terminated employment with the Company for purposes of any payments under this Agreement which are subject to section 409A of the Code until the Executive has incurred a “separation from service” from the Company within the meaning of section 409A of the Code. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate identified payment for purposes of section 409A of the Code. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement during the six-month period immediately following an Executive’s separation from service shall instead be paid on the first business day after the date that is six months following the Executive’s separation from service (or, if earlier, the Executive’s date of death). To the extent required to avoid an accelerated or additional tax under section 409A of the Code, amounts reimbursable to Executive under this Agreement shall be paid to Executive on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in kind benefits provided to Executive) during one year may not affect amounts reimbursable or provided in any subsequent year. The Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with section 409A of the Code and makes no undertaking to preclude section 409A of the Code from applying to any such payment.

(c) Section 280G. Notwithstanding anything in this Agreement to the contrary, in the event that any payment or benefit received or to be received by Executive (including any payment or benefit received in connection with a Change in Control or the termination of Executive’s employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (all such payments and benefits being hereinafter referred to as the “Total Payments”) would not be deductible (in whole or part) by the Company as a result of section 280G of the Code, then, to the extent necessary to make the maximum amount of the Total Payments deductible, the portion of the Total Payments that do not constitute deferred compensation within the meaning of section 409A of the Code shall first be reduced (if necessary, to zero), and all other Total Payments shall thereafter be reduced (if necessary, to zero), with cash payments being reduced before non-cash payments, and payments to be paid last being reduced first; provided, however, that such reduction shall only be made if (i) the amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments) is greater than or equal to (ii) the amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of the excise tax imposed under section 4999 of the Code on such unreduced Total Payments).

11. Entire Agreement. This Agreement constitutes the entire agreement between the Company and Executive with respect to the subject matter hereof, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by the Company and Executive with respect thereto. All prior correspondence and proposals (including, but not limited to, summaries of proposed terms) and all prior offer letters, promises, representations, understandings, arrangements and agreements relating to such subject matter (including, but not limited to, those made to or with Executive by any other person) are merged herein and superseded hereby.

12. General Provisions

(a) Binding Effect; Assignment. This Agreement shall be binding on and inure to the benefit of the Company and its respective successors and permitted assigns. This Agreement shall also be binding on and inure to the benefit of Executive and Executive’s heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto, except as provided pursuant to this Section 12(a). The Company may affect such an assignment without prior written approval of Executive upon the transfer of all or substantially all of its business and/or assets (by whatever means).

(b) Indemnification; D&O Insurance. Executive shall be indemnified and held harmless (including the advancement of attorneys’ fees) to the fullest extent permitted or authorized by the Company’s by-laws or other applicable plan, program, agreement or arrangement of the Company. The rights conferred in this Section 12(b) shall continue as to Executive even if he ceases to be a director or officer of the Company and shall inure to the benefit of Executor’s heirs, executors and administrators. The Company shall also provide Executive with coverage under its directors’ and officers’ liability insurance policy (or policies) to the same extent provided to its other senior executive officers generally.

(c) Governing Law; Waiver of Jury Trial.

(i) Governing Law; Consent to Jurisdiction. This Agreement shall be governed in all respects, including as to interpretation, substantive effect and enforceability, by the internal laws of the State of New York, without regard to conflicts of laws provisions thereof that would require application to the laws of another jurisdiction other than those that mandatorily apply. Each party hereby irrevocably submits to the jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in New York, NY, solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby. Each party hereby waives and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation and enforcement hereof, or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. Each party hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that the mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12(d) or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

(ii) Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (A) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver; (B) each such party understands and has considered the implications of this waiver; (C) each such party makes this waiver voluntarily; and (D) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 12(c)(ii).

(d) Amendments; Waiver. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing by Executive and the Company. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

(e) Notices. Any notice or other communication required or permitted to be delivered under this Agreement shall be (i) in writing; (ii) delivered personally, by facsimile, by electronic mail, by courier service or by certified or registered mail, first class postage prepaid and return receipt requested; (iii) deemed to have been received on the date of delivery or, if so mailed, on the third business day after the mailing thereof; and (iv) addressed to the party at the address the Company has on file (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof).

(f) Survival. The Company and Executive hereby agree that the applicable provisions of this Agreement shall survive the expiration of the Term in accordance with their terms.

(g) Further Assurances. Each party hereto agrees with the other party hereto that it will cooperate with such other party and will execute and deliver, or cause to be executed and delivered, all such other instruments and documents, and will take such other actions, as such other parties may reasonably request from time to time to effectuate the provisions and purpose of this Agreement.

(h) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but a complete set of all such counterparts together will constitute the same instrument. Legible fax copies, scanned copies and photocopies of documents signed by either Party are deemed to be equivalent to originals.

(i) Headings. The section and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.

IN WITNESS WHEREOF, the Company has duly executed this Agreement by its authorized representative, and Executive has hereunto set Executive’s hand, in each case effective as of the date first above written.

AV HOMES, INC.

By:
Name:
Title:

Roger Cregg